MIDWAY GOLD ISSUES NI 43 101 TECHNICAL REPORT 2015 FEASIBILITY STUDY FOR THE PAN GOLD PROJECT

DENVER, CO – June 25, 2015 – Midway Gold Corp. (OTC Pink: MDWCQ) (the “Company” or “Midway”) announced that it has filed the results for the National Instrument 43-101 Technical Report for the Pan Mine. The technical report was filed on Sedar and can be found at www.sedar.com or on the Company’s website at www.midwaygold.com.

Midway also reports that Brad Blacketor, CFO, has announced his intentions to leave the Company effective July 6, 2015.

Bill Zisch, President and CEO, stated, “I want to thank Brad for his leadership and teamwork during his time here at Midway and we all wish him the best in his future endeavors.”

Midway Gold Corp.

Investor Relations: 720-979-0900

www.midwaygold.com